Exhibit 1. Letter of Resignation from Halliburton, Hunter & Associates, PC


                     HALLIBURTON, HUNTER & ASSOCIATES, P.C.
                          Certified Public Accountants
                            5583 South Prince Street
                               Littleton, CO 80120


October 17, 2000

Mr. Eugene Yano
Vice President and Chief Financial Officer
CBQ, Inc.
10923 McCormick Road
Hunt Valley, MD 21031

Dear Mr. Yano:

This letter confirms that the auditor-client relationship between CBQ, Inc. (Commission File No. 33-14707-NY) and Halliburton, Hunter & Associates, PC has ceased.

Very truly yours,


/s/ Halliburton, Hunter & Associates, P.C.
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cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, NW
     Washington, DC 20549